Exhibit 99.1

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For Immediate Release

Roomlinx Announces Closing of $2.5 million Equity Financing

DENVER, CO – August 5, 2008 – Roomlinx, Inc. (OTC: RMLX - News), the hospitality in-room expert providing Internet-based Media, Entertainment & Business solutions, today announced the closing of a $2.5 million equity financing. The Investors purchased Convertible Preferred Shares, which are convertible at $.025, and received warrants to purchase additional shares. The Convertible Preferred Shares automatically will convert to Common Shares once the company is current on its SEC filings and has sufficient shares of Common Stock available for issuance.

Funds will be used primarily to increase Roomlinx’ footprint of its interactive, in-room Media, Entertainment & Business solution within the hospitality, resort, and timeshare industries. In July, Roomlinx filed its Form 10-KSB for the fiscal year ended December 31, 2006 with the Securities Exchange Commission on the SEC EDGAR online site. This filing represents the completion of a significant milestone by the Company toward its commitment to bringing all SEC filings current.

“This investment substantiates what we have been hearing from experts in the hospitality technology arena namely, that Roomlinx offers the technology of the future. It’s an evolutionary system that reinvents itself based on market and demographic demands. More importantly, we have a tremendous opportunity in front of us to be the leader in this space,” said Michael Wasik, Roomlinx CEO.

As part of the transaction Roomlinx Chairman Peter Bordes will transition from the Board of Directors to an advisory role and Herbert Hunt will resign from the Board. The Company thanks the departing Board members and welcomes Judson Just, CFA, and Christopher Blisard, as new members of the Board.

“I am very impressed with the level of knowledge and experience the new investors and Board members bring to the table,” said Bordes. “They have a proven track record of growing companies and will be able to dedicate more time than I am able to. I am happy to transition to an advisory role and will continue to support Roomlinx; there is something very special here.”

“I am happy to have served as a Board member since 2001, but also know I can not dedicate the time needed to take it to the next level,” said Hunt. “I am happy to hand over the reins to some very dedicated, talented, and passionate individuals.”

The Kessler Collection recently signed a five-year agreement with Roomlinx to install both its In-Room Media, Entertainment & Business solution and High-Speed Internet Access application in all new Kessler Collection hotels moving forward. The Kessler Collection is a portfolio of boutique four- and five-diamond quality hotels, spas and art galleries located in Florida, Georgia, Colorado, New Mexico, and Vienna.

Roomlinx also recently entered a five year agreement to provide its Media, Entertainment, and Business solution to select guestrooms in the Country Inn & Suites, Merrilville, IN.

For more information on Roomlinx, visit www.roomlinx.com.

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About Roomlinx
Roomlinx is the hospitality in-room expert providing in-room Business, Media and Entertainment solutions designed to increase revenues and brand loyalty for hotels, resorts, and timeshare properties, utilizing premium content and applications demanded by today’s traveler. For more information, visit www.roomlinx.com.

Safe Harbor Cautionary Statement
Certain statements in this news release, including statements that we "believe," "expect," "intend," "plan" or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans, new products and services and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company's Securities and Exchange Commission filings available at http://www.sec.gov, which you should carefully review. Roomlinx does not assume any obligation to update or revise any forward-looking statements, whether as the result of new development or otherwise.